Exhibit 99.1

VOLT Name Change Effective and New Sales and Construction Office Opened in Massachusetts

Volt Solar Systems, Inc. name change becomes effective May 1, 2014. Volt opens new sales and construction office in Wakefield, Massachusetts

Bridgeport, PA (PRWEB) April 30, 2014 -- Volt Solar Systems, Inc. (OTCBB: VOLT) announced today that it has received word from FINRA that its name change from First Power and Light, Inc. will be effective at the open of the market on May 1, 2014. VOLT's new website will be officially launched and can be viewed at http://www.VoltSolarSystems.com

VOLT also announces the opening of a new sales and construction office in Wakefield, Massachusetts. This office will provide an extension of VOLT's presence in the New England area. It will service Sales, Marketing and Construction efforts in Massachusetts, Maine, Vermont and New Hampshire. VOLT intends to expand its EPC operations into the New England market and has already begun to take steps to grow its business in this area.

VOLT is currently engaged in an aggressive national expansion effort, with the goal of becoming a leading wholesale solar panel distributor and EPC firm. VOLT recently opened a Phoenix, AZ hub and is preparing to open operations centers in Los Angeles, CA and Houston, TX.

http://www.VoltSolarSystems.com.

For questions, please contact Malcolm Adler, President & CEO at (610) 292-0909.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to Volt Solar Systems, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors, including risk factors, discussed in the Company's periodic reports and other filings made with the SEC, including its Annual Report for the year ending September 30, 2013, filed on Form 10K. Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or for any other reason.